Exhibit 10.31

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is entered into this 12th day of August, 2004, by and between MIDWEST HOLDING CORP. #9, INC., a Minnesota corporation, c/o United Properties, as landlord (“Landlord”), and VIRTUAL RADIOLOGIC CONSULTANTS, LLC, a Delaware limited liability company, as tenant (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Standard Office Lease Agreement (Net), dated March 15, 2004 (the “Lease”), for those certain premises commonly known as 5995 Opus Parkway, Minnetonka, Minnesota, as more fully described in the Lease (the “Premises”).

B. Landlord and Tenant now wish to expand the Premises, extend the term of the Lease, and amend the Lease in certain other respects in accordance with the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Effective Date. This First Amendment shall be effective in two stages, with respect to two portions of the Expansion Premises (as defined below). This First Amendment shall be effective with respect to the First Expansion Premises (as defined below) on that date when Landlord has delivered possession of the First Expansion Premises with the Expansion Improvements (as defined below) therein substantially completed, which date is estimated to be December 1, 2004 (the “First Effective Date”).

This First Amendment shall be effective with respect to the Second Expansion Premises (as herein after defined) on that date when Landlord has delivered possession of the Second Expansion Premises with the Expansion Improvements therein substantially completed, which date is estimated to be February 1, 2005 (the “Second Effective Date”).

2. Expansion of Premises. As of the First Effective Date, that portion of the Expansion Premises depicted on Exhibit A attached hereto and incorporated herein by reference and comprised of approximately 5,088 rentable square feet (the “First Expansion Premises”) shall be added to the Premises, as such term is defined in the Lease. As of the Second Effective Date, that portion of the Expansion Premises depicted on Exhibit B attached hereto and incorporated herein by reference and comprised of approximately 9,927 rentable square feet (the “Second Expansion Premises”) shall be added to the Premises, as such term is defined in the Lease.

The First Expansion Premises and the Second Expansion Premises are collectively referred to herein as the “Expansion Premises”, which Expansion Premises are depicted on Exhibit C attached hereto and incorporated herein by reference.

3. Term. The term of the First Expansion Premises shall begin on the First Effective Date, and expire on June 30, 2010. The term of the Second Expansion Premises shall begin on the Second Effective Date, and expire on June 30, 2010. As of the First Effective Date, the Term of the original Premises shall be extended to expire on June 30, 2010.

4. Early Occupancy. Tenant shall have access to the First Expansion Premises and the Second Expansion Premises as soon as the Expansion Improvements have been substantially completed in either the First Expansion Premises or the Second Expansion Premises, as the case may be, for the purpose of installing equipment and furnishings therein. Such early occupancy shall be at no additional cost to Tenant; provided that all provisions of the Lease (except the obligation to pay rent) shall apply to Tenant and any portion of the Expansion Premises on and after the date Tenant initially takes occupancy of any portion of the Expansion Premises for the purposes of such installation or otherwise.

5. Rent

a. Free Rent. Absent an Event of Default under the Lease, Tenant will receive free rent for the First Expansion Premises and the Second Expansion Premises as follows:

Premises	Period	No. of Months	Total Rent for Period
First Expansion Premises	First Effective Date through May 31, 2005	6	$0.00
Second Expansion Premises	Second Effective Date through July 31, 2005	6	$0.00

The dates set forth above are subject to adjustment pursuant to Section 8, below.

b. Base Rent. In addition to the Minimum Rental set forth in the Lease, base rent is payable for the First Expansion Premises and the Second Expansion Premises in accordance with the following chart:

Period	No. of Months	Rent PSF	Total Monthly Rent	Total for Period
June 1, 2005 to July 31, 2005 (First Expansion Premises only)	2	$10.00	$4,240.00	$8,480.00
August 1, 2005 to April 30, 2006	9	$10.00	$12,512.50	$112,612.50
May 1, 2006 to April 30, 2007	12	$11.00	$13,763.75	$165,165.00
May 1, 2007 to April 30, 2008	12	$12.00	$15,015.00	$180,180.00
May 1, 2008 to April 30, 2009	12	$13.00	$16,266.25	$195,195.00
May 1, 2009 to June 30, 2010	14	$14.00	$17,517.50	$245,245.00

In addition to the Minimum Rental set forth in the Lease, base rent is payable for the extended term of the original Premises in accordance with the following chart:

Period	No. of Months	Rent PSF	Monthly Rent	Total for Period
November 1, 2009 to June 30, 2010	8	$14.00	$16,980.83	$135,846.67

c. Additional Rent. Notwithstanding anything to the contrary in the Lease, Tenant shall not pay any Real Estate Taxes or Operating Expenses applicable to the First Expansion Premises for the first six months after the First Effective Date, and Tenant shall not pay any Real Estate Taxes or Operating Expenses applicable to the Second Expansion Premises for the first six months after the Second Effective Date. After such respective six month periods have expired, Tenant shall pay all Real Estate Taxes and Operating Expenses applicable to the First Expansion Premises and the Second Expansion Premises as and when required by the Lease.

6. Security Deposit. In addition to the Security Deposit held by Landlord under the Lease, Tenant will deposit with Landlord an additional deposit in the total amount of $23,185.65 as security for Tenant’s full and faithful performance under the Lease, as hereby amended (the “Additional Deposit”). The Additional Deposit will be paid by Tenant as follows. When the First Expansion Premises is vacated by the third party currently in occupancy thereof, Landlord will provide notice to Tenant that the First Expansion Premises has been vacated. Within ten (10) days after such notice, Tenant will pay to Landlord a portion of the Additional Deposit equal to $7,728.55. When the Second Expansion Premises is vacated, Landlord will provide notice thereof to Tenant, and Tenant shall pay to Landlord the remaining portion of the Additional Deposit equal to $15,457.10 within ten (10) days after such notice. Provided that Tenant has not defaulted under the Lease as hereby amended, the Additional Deposit shall be reduced to $15,457.10 on November 1, 2005, and to $7,728.55 on May 1, 2007. Landlord shall hold the remaining $7,728.55 for the remainder of the Term. The Additional Deposit will be held in the same manner that Landlord will hold the Security Deposit pursuant to Article 33 of the Lease.

7. Expansion Premises Improvements. Upon full execution of this First Amendment, Landlord shall cause a qualified architect or other design professional to prepare plans, including a full set of construction drawings (the “Plans”) and submit such Plans to Tenant for its review and approval. Tenant will not unreasonably withhold or delay its approval of the Plans. Upon approval of the Plans by Tenant and any required governmental approvals, Landlord shall construct the improvements in accordance with the Plans for and on behalf of Tenant (the “Expansion Improvements”). Landlord and Tenant have agreed that the costs of such Expansion Improvements shall be paid by Tenant, although Landlord shall provide Tenant an allowance of up to $75,075.00 to be utilized toward the cost of the Expansion Improvements (the “Allowance”). The Allowance shall be used exclusively for the payment of costs relating to the construction of the Expansion Improvements, including the cost of preparing the Plans and a construction management fee payable to Landlord’s construction manager for profit and overhead in the total amount of eight percent (8%) of the total cost of the Expansion Improvements, which costs Landlord shall pay directly out of the Allowance for the credit of Tenant, and in no event shall any part of the Allowance be payable to or paid to Tenant. Any costs of the Expansion Improvements which exceed the Allowance, shall by paid by Tenant to Landlord without further demand within thirty (30) days after the date of submission by Landlord to Tenant of a statement of said costs. Any improvements to the Expansion Premises, other than as shown on the Plans, and the furnishing of the Expansion Premises, shall be made by Tenant at the sole cost and expense of Tenant, subject to all other provisions of this First Amendment. Tenant’s occupancy of the First Expansion Premises, or the Second Expansion Premises, upon substantial completion of each, shall be conclusive evidence of Tenant’s acceptance of the First Expansion Premises or the Second Expansion Premises, as the case may be.

8. Contingency. This First Amendment is contingent upon the vacation of the First Expansion Premises by a third party on or before October 31, 2004, and of the Second Expansion Premises on or before December 31, 2004, unless otherwise agreed by Landlord and Tenant. In the event the First Expansion Premises are not timely vacated, the First Effective Date may be postponed by the number of days of such delay. In the event the Second Expansion Premises are not timely vacated, the Second Effective Date may be postponed by the number of days of such delay. Regardless of any such delay, Tenant shall receive free rent for a full six month period for both the First Expansion Premises and the Second Expansion Premises.

9. Capitalized Terms. Capitalized terms not defined herein have the meanings given them in the Lease.

10. Ratification. The Lease, except as expressly amended hereby, is fully ratified and confirmed and continues in full force and effect.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed as of the day and year first above written.

MIDWEST HOLDING CORP. #9, INC.

By:	/s/ DENNIS KEYES
Dennis Keyes
	Its:	Vice President

VIRTUAL RADIOLOGIC CONSULTANTS, LLC

By:	/s/ MARK MARLOW
Mark Marlow
	Its:	Chief Financial Officer

EXHIBIT A

FIRST EXPANSION PREMISES

jafvert
mueller
architects,inc.

3500 american blvd w., ste 155
bloomington, mn 55431-1070
tel. (952) 897-5001
fax (952) 897-5073

UPDATED: 8/3/04
TOTAL RENTABLE AREA FOR SECOND FLOOR:
29,570 RSF

5995 OPUS PARKWAY
MINNETONKA, MINNESOTA 55343

2 SECOND FLOOR PLAN
NOT TO SCALE

UNITED PROPERTIES

EXHIBIT B

SECOND EXPANSION PREMISES

jafvert mueller architects, inc.
3500 american blvd w., ste 155
bloomington, mn 55431-1070
tel. (952) 897-5001
fax (952) 897-5073

5,088 RSF
9,927 RSF

UPDATED: 8/3/04
TOTAL RENTABLE AREA FOR SECOND FLOOR:
29,570 RSF

5995 OPUS PARKWAY
MINNETONKA, MINNESOTA 55343

(2) SECOND FLOOR PLAN
NOT TO SCALE

UNITED PROPERTIES

EXHIBIT C

EXPANSION PREMISES

jafvert mueller architects, inc.
3500 american blvd w., ste 155
bloomington, mn 55431-1070
tel. (952) 897-5001
fax (952) 897-5073

15,015 RSF

SECOND FLOOR
5995 OPUS PARKWAY
MINNETONKA, MINNESOTA 55343

Second Floor Location Plan
Not to Scale
1/27/04

UNITED PROPERTIES